                                                                    Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference into Registration Statement (File No. 333-55681) on Form S-8 of Genesis Direct, Inc., of our report dated April 24, 1998, except for Note 11 as to which the date is August 5, 1998, relating to the financial statements of Carol Wright Gifts, Inc. (a wholly owned subsidiary of Cox Target Media, Inc.) as of and for the fiscal year ended December 26, 1997.

/s/ DELOITTE & TOUCHE LLP
Tampa, Florida
November 24, 1998